     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 3, 1998.
                                                    REGISTRATION NO. 333-
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549

                             ---------------------------

                                      FORM S-8
                               REGISTRATION STATEMENT
                                       UNDER
                             THE SECURITIES ACT OF 1933

                                    ROCKSHOX, INC.
               (Exact Name of Registrant as Specified in Its Charter)

           DELAWARE                                             77-0396555
(State or Other Jurisdiction of                              (I.R.S. Employer
Incorporation or Organization)                               Identification No.)

                                  401 CHARCOT AVENUE
                              SAN JOSE, CALIFORNIA 95131
           (Address, Including Zip Code, of Principal Executive Offices)

                         ROCKSHOX, INC. 1998 STOCK OPTION PLAN
                               (Full Title of the Plan)

                               CHARLES E. NOREEN, JR.
                        CHIEF FINANCIAL OFFICER AND SECRETARY
                                   ROCKSHOX, INC.
                                 401 CHARCOT AVENUE
                             SAN JOSE, CALIFORNIA 95131
                      (Name and Address of Agent for Service)

                                   (408) 435-7469
          (Telephone Number, Including Area Code, of Agent for Service)

                                 --------------------

                                      COPY TO:

                             MICHAEL  A. WORONOFF, ESQ.
                      SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
                               300 SOUTH GRAND AVENUE
                                     SUITE 3400
                           LOS ANGELES, CALIFORNIA  90071

                         ----------------------------------

                           CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

TITLE OF SECURITIES TO BE   AMOUNT TO BE   PROPOSED MAXIMUM OFFERING    PROPOSED MAXIMUM AGGRE-       AMOUNT OF REGISTRATION
      REGISTERED             REGISTERED        PRICE PER SHARE(1)       GATE OFFERING PRICE(1)                FEE(1)
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par
value $.01 per share         300,000(2)             $7.25                     $2,175,000                       $642
-----------------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act of 1933, as amended (the "Securities Act"), on the basis of the average of the high and low sale prices for a share of common stock of RockShox, Inc. ("Common Stock") on The Nasdaq Stock Market on February 27, 1998.
(2) Plus such additional number of shares of Common Stock as may be issuable pursuant to the antidilution provisions of the RockShox, Inc. 1998 Stock Option Plan.

                                        PART I

                 INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


     The document(s) containing the information specified in Part I of Form S-8 have been or will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents filed with the Securities and Exchange Commission (the "Commission") by the registrant, RockShox, Inc., a Delaware corporation (the "Company"), pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

               (a)  Annual Report on Form 10-K for the year ended March 31,
                    1997;

               (b) All other reports of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company's Annual Report referred to in (a) above; and

               (c) The description of the Common Stock which is contained in the Company's Registration Statement on Form 8-A filed with the Commission pursuant to Section 12(b) of the Exchange Act on September 18, 1996.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that is or is deemed to be incorporated by reference herein modifies or supersedes such previous statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4.   DESCRIPTION OF SECURITIES.

       Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

       Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       The Company is incorporated in Delaware. Under Section 145 of the General Corporation Law of the State of Delaware (the "DGCL"), a Delaware corporation generally has the power to indemnify its present and former directors, officers, employees and agents against expenses and liabilities incurred by them in connection with any action, suit or proceeding to which they are, or are threatened to be made, a party by reason of their serving in those positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the company, and with respect to any criminal action or proceeding, so long as they had no reasonable cause to believe their conduct was unlawful. The statute expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Certificate of Incorporation of the Company and Bylaws of the Company provide for indemnification of present and former directors and officers of the Company and persons serving as directors, officers, employees or agents of other corporations or entities at the request of the Company, each to the fullest extent permitted by the DGCL.

       Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the DGCL, or (iv) for any transactions from which the director derived an improper personal benefit. The Certificate of Incorporation of the Company contains such a provision.

       The Company maintains insurance for the protection of its directors and officers against claims asserted against them in their official capacities.

       The preceding discussion of the Certificate of Incorporation of the Company, the Bylaws of the Company and the DGCL is not intended to be exhaustive and is qualified in its entirety by reference to the complete texts of the Certificate of Incorporation of the Company and the Bylaws of the Company and to the DGCL.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

       Not applicable.

ITEM 8.   EXHIBITS.

       Exhibit No.       Description
       -----------       -----------
         4.1             Restated Certificate of Incorporation of the Company
                         (filed   as Exhibit 3.1 to the Company's Registration
                         Statement on Form S-1, dated September 26, 1996 (File
                         no. 333-8069), and incorporated herein by reference).

         4.2             Bylaws of the Company (filed as Exhibit 3.2 to the
                         Company's Registration Statement on Form S-1, dated
                         September 26, 1996 (File no. 333-8069) and incorporated herein by reference).

         4.3             Specimen Stock Certificate (filed as Exhibit 4 to the
                         Company's Registration Statement on Form S-1, dated
                         September 26, 1996, (File no. 333-8069), and
                         incorporated herein by reference).

         5.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the legality of the securities being registered.

        23.1 Consent of Coopers & Lybrand LLP, independent accountants.


                                          3



        23.2             Consent of Skadden, Arps, Slate, Meagher & Flom LLP
                         (included in its opinion filed as Exhibit 5.1).

        24.1 Power of Attorney (included on the signature page of this registration statement).

ITEM 9.   UNDERTAKINGS.

          (a)   The undersigned registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  POWER OF ATTORNEY

          Each person whose signature appears below constitutes and appoints Charles E. Noreen, Jr. his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                      SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 3rd day of March 3, 1998.

                                  ROCKSHOX, INC.


                                  By: /s/ CHARLES E. NOREEN, JR.
                                   -------------------------------------------
                                        Charles E. Noreen, Jr.
                                        Chief Financial Officer and Secretary


          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated, on March 3, 1998.

   /s/ GEORGE NAPIER                                             March 3, 1998
-------------------------    Chief Executive Officer and         -------------
     George Napier           President (Principal Executive      Date
                             Officer)

/s/ CHARLES E. NOREEN, JR.                                       March 3, 1998
-------------------------    Chief Financial Officer and         -------------
    Charles E. Noreen, Jr.   Secretary (Principal Financial      Date
                             and Accounting Officer)

  /s/ JOHN W. JORDAN                                             March 3, 1998
-------------------------    Director                            -------------
     John W. Jordan                                              Date

  /s/ ADAM E. MAX                                                March 3, 1998
-------------------------    Director                            -------------
     Adam E. Max                                                 Date


  /s/ STEPHEN W. SIMONS                                          March 3, 1998
-------------------------    Director                            -------------
     Stephen W. Simons                                           Date

-------------------------    Director                            -------------
     Paul H. Turner                                              Date


  /s/ MICHAEL R. GAULKE                                          March 3, 1998
-------------------------    Director                            -------------
     Michael R. Gaulke                                           Date


   /s/ EDWARD POST                                               March 3, 1998
-------------------------    Director                            -------------
     Edward Post                                                 Date

                                   EXHIBIT INDEX
                                   -------------

Exhibit No.    Description
-----------    -----------
    4.1        Restated Certificate of Incorporation of the Company (filed as
               Exhibit 3.1 to the Company's Registration Statement on Form S-1,
               dated September 26, 1996 (File no. 333-8069) and incorporated herein by reference).

    4.2        Bylaws of the Company, (filed as Exhibit 3.2 to the Company's
               Registration Statement on Form S-1, dated September 26, 1996
               (File no. 333-8069) and incorporated herein by reference).

    4.3        Specimen Stock Certificate (filed as Exhibit 4 to the Company's
               Registration Statement on Form S-1, dated September 26, 1996
               (File no. 333-8069), and incorporated herein by reference).

    5.1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding the legality of the securities being registered.

   23.1        Consent of Coopers & Lybrand L.L.P., independent accountants.

   23.2 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in its opinion filed as Exhibit 5.1).

   24.1 Power of Attorney (included on the signature page of this registration statement).